UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 16, 2007, Viragen International, Inc., our majority-owned subsidiary, entered into a license agreement with Swedish Orphan International that grants exclusive rights to Swedish Orphan International to market Multiferon® (multi-subtype, human alpha interferon) in the European Union (excluding previously licensed member states).

Under the agreement, Viragen International received approximately $2 million (€1.5 million) as an up-front license fee. During the term of the agreement, Viragen International will serve as the exclusive manufacturer of the product for Swedish Orphan International, and Swedish Orphan International has agreed not to sell competing products, including alpha interferons, in the exclusive territory. Swedish Orphan International will pay Viragen for Multiferon® at an agreed upon sales price, and, in addition, Viragen will receive double-digit royalties from Swedish Orphan International on their net sales. Unless extended by mutual agreement, the license agreement will terminate ten years following the date of product launch in the last country in the territory covered by the agreement.

Swedish Orphan International will also control and fund a significant portion of the costs for a planned European post-marketing clinical study. The post-marketing trial will further evaluate the use of Multiferon® for the first-line adjuvant treatment of high-risk malignant melanoma (Stages IIb-III). The marketing of Multiferon® in the European Union (other than in Sweden) will require marketing authorization from applicable regulatory bodies, which is expected to be sought through the Mutual Recognition Procedure (MRP) adhered to by a majority of the European Union’s member states. Under the license agreement, Viragen International is responsible for the preparation, at its expense, of the registration dossier for submission under the MRP, as well as responses to additional requests for information. Swedish Orphan International is responsible for the filing of the dossier and the submission of additional information prepared by Viragen International, and once regulatory authorization is received, Swedish Orphan International is responsible for maintaining the marketing authorizations, with related expenses to be reimbursed by Viragen International.

On April 18, 2007, we issued a press release announcing this licensing agreement. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	License Agreement between Viragen International, Inc. and Swedish Orphan International AB dated April 16, 2007 (incorporated by reference to Viragen International, Inc.’s Form 8-K dated April 16, 2007 filed with the SEC on April 19, 2007) **

10.2	Safety Agreement between Viragen International, Inc. and Swedish Orphan International AB dated April 16, 2007 (incorporated by reference to Viragen International, Inc.’s Form 8-K dated April 16, 2007 filed with the SEC on April 19, 2007)

10.3	Technical Agreement between Viragen International, Inc. and Swedish Orphan International AB dated April 16, 2007 (incorporated by reference to Viragen International, Inc.’s Form 8-K dated April 16, 2007 filed with the SEC on April 19, 2007)

99.1	Press release dated April 18, 2007 *

*	Filed herewith
**	Confidential treatment requested for certain portions of this exhibit pursuant to Rule 24(b)(2) under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: April 18, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated April 18, 2007